SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C.  20549

                       ________________________

                              FORM 8-K

                            CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d) OF THE

                    SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  August 16, 1996


            KENWIN SHOPS, INC.
______________________________________________________________
(Exact name of Registrant as specified in charter)


NEW YORK                  1-6680                   13-5607936
______________________________________________________________
(State or other          (Commission          (IRS employer
jurisdiction of           file number)         identification
incorporation)                                 number)


4747 Granite Drive, Tucker, Georgia  30084
______________________________________________________________
(Address of principal executive offices)


Registrant's telephone number, including area code   (770) 938-0451
                                                     ______________


                              ITEM 1

Kenwin Shops, Inc. ("Registrant") agreed to transfer operating control of its day to day business activities to D&A Funding Corporation subject to stockholders' approval at a special meeting to be called for that purpose. Donald Weiner, President of D&A Funding Corporation, will act in an interim capacity as Chief Executive Officer of Registrant, replacing Ira Abramson who has resigned as Chairman of the Board and CEO, Vice President and Assistant Secretary of Registrant (and who will thereafter act as a consultant to the Corportion for a period of one year). Also, Robert Schwartz has resigned as President of the Registrant. The other officers of the Registrant will remain with Registrant.

D&A Funding Corporation will also provide essential management leadership to the Registrant pursuant to a Management Agreement with Registrant. In further consideration for management and inventory commitments to the Registrant, it intends to issue to D&A Funding Corporation all of its authorized but unissued shares and treasury shares (an aggregate of 442,840 shares) representing an increase of 79% over the 557,160 shares presently outstanding, at a purchase price of 1 cent ($.01) per share. In addition, D&A Funding Corporation will acquire 83,978 shares from certain "insider" persons. These persons will constitute the family members of the original founders of the Registrant. The purchase price for these shares is 50 cents ($.50) per share plus an amount which will be measured by and equal to 10 percent of the Registrant's per share pre-tax earnings in each succeeding year, but not to exceed $4.50 per share in the aggregate. This purchase price is payable by D&A Funding Corporation and not by the Registrant. The "insider" persons are retaining an additional 83,978 shares currently owned by them but will execute irrevocable proxies to D&A Funding Corporation permitting it to vote these remaining 83,978 shares. Upon the successful completion of all of these transactions, D&A Funding Corporation will own 526,818 shares, representing 52.7% of the then total outstanding shares, and have the right to vote 610,796 shares, or 61.1% of the total outstanding.

This entire transaction is subject to approval of Registrant's stockholders. The Registrant will submit the transaction to its stockholders for such approval at a special meeting which will be called for that purpose.

Subject to such stockholder approval and the completion of this transaction, the following information is furnished as to all persons known to Registrant to be, or to become, the beneficial owner of more than five percent of Registrant's common stock and as to all directors and officers, and all directors and officers as a group:

Name and Address of Beneficial Owner            Number        Percent
Name of Individual or Identity of Group         of Shares     of Class
_______________________________________         __________    _________

D&A Funding Corp.         1.
1600 Route 110
Farmingdale, NY  11735                           610,796        61.1%

Richard Moskowitz                                 30,453         3.05%

Donald Schwartz                                      350         0.04%

Kenneth Sauer                                        100         0.01%

All Officers and Directors
as a group (3 persons)                            30,903         3.09%

1.  Donald Weiner is a fifty
    percent owner of D&A Funding Corp.

                                     SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                  KENWIN SHOPS, INC.
                                                  ____________________________
                                                         (Registrant)



Date:  August 29, 1996                            By: /s/ Richard Moskowitz
                                                     ----------------------
                                                     Principal Executive
                                                     Officer